           EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS



                         BEMIS COMPANY, INC. AND SUBSIDIARIES
                           CONSOLIDATED STATEMENT OF INCOME
                       (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)



                                                Three Months Ended                       Six Months Ended
                                                      June 30                                 June 30
                                               ----------------------                  ---------------------
                                              1996              1995                  1996              1995
                                              ----              ----                  ----              ----
Net sales . . . . . . . . . . . . . . .   $411,945          $383,180              $797,456          $751,731

Costs and expenses:
  Cost of products sold . . . . . . . .    315,961           299,650               618,682           590,342
  Selling, general and
     administrative expenses. . . . . .     48,376            43,232                93,517            88,565
  Research and development. . . . . . .      2,816             2,851                 6,461             6,108
  Interest expense. . . . . . . . . . .      3,484             2,738                 6,233             5,767
  Other (income). . . . . . . . . . . .       (257)             (265)               (4,795)             (803)
  Minority interest in net income . . .      1,149             1,144                 2,042             2,132
                                           -------           -------               -------           -------

Income before income taxes. . . . . .       40,416            33,830                75,316            59,620

  Taxes based on income - cash. . . . .     14,225            12,404                27,066            19,992
  Taxes based on income - deferred. . .        975               296                 1,334             2,408
                                           -------           -------               -------           -------

Net income. . . . . . . . . . . . . . .   $ 25,216          $ 21,130              $ 46,916          $ 37,220
                                           -------           -------               -------           -------
                                           -------           -------               -------           -------


Earnings per share of common stock. . .       $.47              $.41                  $.88              $.72
                                           -------           -------               -------           -------
                                           -------           -------               -------           -------


Cash dividends paid . . . . . . . . . .       $.18              $.16                  $.36              $.32
                                           -------           -------               -------           -------
                                           -------           -------               -------           -------


Average common shares and common
  stock equivalents outstanding . . . .     53,337            52,018                53,270            51,948
                                           -------           -------               -------           -------
                                           -------           -------               -------           -------


        EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                      BEMIS COMPANY, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                            (IN THOUSANDS OF DOLLARS)


                                                                             Jun 30         Dec 31
                       ASSETS                                                 1996           1995
                                                                              ----           ----

Cash  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $  27,046      $  22,032
Accounts receivable - net . . . . . . . . . . . . . . . . . . . . . .        217,112        201,725
Inventories . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        183,790        178,085
Prepaid expenses and deferred charges . . . . . . . . . . . . . . . .         41,080         40,432
                                                                            --------       --------

     Total current assets . . . . . . . . . . . . . . . . . . . . . .        469,028        442,274
                                                                            --------       --------

Property and equipment, net . . . . . . . . . . . . . . . . . . . . .        551,864        534,551

Excess of cost of investments in subsidiaries over net
  assets acquired . . . . . . . . . . . . . . .                               95,416         42,437
Other assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . .         11,520         11,333
                                                                            --------       --------
     Total. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        106,936         53,770
                                                                            --------       --------

TOTAL ASSETS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $1,127,828     $1,030,595
                                                                          ----------     ----------
                                                                          ----------     ----------


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current portion of long-term debt . . . . . . . . . . . . . . . . . .     $    1,706     $    3,405
Short-term borrowings . . . . . . . . . . . . . . . . . . . . . . . .          1,873          1,080
Accounts payable. . . . . . . . . . . . . . . . . . . . . . . . . . .        163,139        163,692
Accrued salaries and wages. . . . . . . . . . . . . . . . . . . . . .         29,725         29,128
Accrued income and other taxes. . . . . . . . . . . . . . . . . . . .         18,358         21,910
                                                                            --------       --------
     Total current liabilities. . . . . . . . . . . . . . . . . . . .        214,801        219,215

Long-term debt, less current portion. . . . . . . . . . . . . . . . .        235,160        166,435
Deferred taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . .         50,889         49,758
Other liabilities and deferred credits. . . . . . . . . . . . . . . .         58,463         53,943
                                                                            --------       --------
     Total liabilities. . . . . . . . . . . . . . . . . . . . . . . .        559,313        489,351
                                                                            --------       --------

Minority interest . . . . . . . . . . . . . . . . . . . . . . . . . .         29,245         28,436
STOCKHOLDERS' EQUITY:
  Common stock (57,897,316 and 57,811,966 shares) . . . . . . . . . .          5,790          5,781
  Capital in excess of par value. . . . . . . . . . . . . . . . . . .        149,284        147,119
  Retained income . . . . . . . . . . . . . . . . . . . . . . . . . .        524,230        496,252
  Cumulative translation adjustment . . . . . . . . . . . . . . . . .          6,815         10,505
  Common stock held in treasury (5,244,627 and 5,244,617 shares). . .       (146,849)      (146,849)
                                                                            --------       --------
     Total stockholders' equity . . . . . . . . . . . . . . . . . . .        539,270        512,808
                                                                            --------       --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY. . . . . . . . . . . . . .     $1,127,828     $1,030,595
                                                                          ----------     ----------
                                                                          ----------     ----------

        EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                     BEMIS COMPANY, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENT OF CASH FLOWS
                          (IN THOUSANDS OF DOLLARS)


                                                                              Six Months Ended
                                                                                  June 30
                                                                          ------------------------
                                                                          1996                1995
                                                                          ----                ----
CASH FLOWS FROM OPERATING ACTIVITIES
Net income. . . . . . . . . . . . . . . . . . . . . . . . . . .         $ 46,916            $37,220
NON-CASH ITEMS:
  Depreciation and amortization . . . . . . . . . . . . . . . .           34,514             29,822
  Minority interest . . . . . . . . . . . . . . . . . . . . . .            2,042              2,132
  Deferred income taxes, non-current portion. . . . . . . . . .            1,097              2,443
  Loss on sale of property and equipment. . . . . . . . . . . .              157                 20
                                                                        --------            -------

Cash provided by operations . . . . . . . . . . . . . . . . . .           84,726             71,637

Net change in receivables, inventories,
  prepaid expenses and payables . . . . . . . . . . . . . . . .          (30,958)           (12,176)
Net change in deferred charges and credits. . . . . . . . . . .            4,423              1,646
Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                0                482
                                                                        --------            -------

Net cash provided by operating activities . . . . . . . . . . .           58,191             61,589
                                                                        --------            -------

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment . . . . . . . . . . . . . .          (48,870)           (48,143)
Business acquisition. . . . . . . . . . . . . . . . . . . . . .          (63,393)
Business divestiture. . . . . . . . . . . . . . . . . . . . . .           12,752
Proceeds from sale of property and equipment. . . . . . . . . .            1,161              1,752
Change in long-term receivables . . . . . . . . . . . . . . . .               16                (17)
                                                                        --------            -------

Net cash used in investing activities . . . . . . . . . . . . .          (98,334)           (46,408)
                                                                        --------            -------

CASH FLOWS FROM FINANCING ACTIVITIES
Change in long-term debt. . . . . . . . . . . . . . . . . . . .           68,725               (163)
Change in short-term debt . . . . . . . . . . . . . . . . . . .             (906)              (630)
Cash dividends paid . . . . . . . . . . . . . . . . . . . . . .          (18,938)           (16,477)
Subsidiary dividends to minority stockholders . . . . . . . . .           (1,841)
Stock incentive programs. . . . . . . . . . . . . . . . . . . .              115              3,449
                                                                        --------            -------

Net cash (used) provided by financing activities. . . . . . . .           47,155            (13,821)
                                                                        --------            -------

Effect of exchange rates on cash. . . . . . . . . . . . . . . .           (1,998)             2,051
                                                                        --------            -------

Net increase in cash. . . . . . . . . . . . . . . . . . . . . .         $  5,014            $ 3,411
                                                                        --------            -------
                                                                        --------            -------

           EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS




                         BEMIS COMPANY, INC. AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




TAXES BASED ON INCOME

    The Company's 1996 effective tax rate of 38% differs from the federal statutory rate of 35% primarily due to state and local income taxes.